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                                                                      Exhibit 23

                      Consent of Independent Accountants
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We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 (Nos. 33-67146 and 52-1742995) and in the Prospectuses constituting part of the Registration Statements on Forms S-3 (Nos. 33-80006 and 33-68414) of BET Holdings, Inc. of our report dated October 2, 1997 appearing in the Annual Report to Shareholders which is incorporated in the Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 21 of this Form 10-K.

  /s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP

Washington, D.C.
October 29, 1997